TJS Deemer Dana LLP

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-50870) on Form S-8 of Southwest Georgia Financial Corporation of our report dated March 29, 2018, relating to the consolidated financial statements of Southwest Georgia Financial Corporation, appearing in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Southwest Georgia Financial Corporation for the year ended December 31, 2017.

TJS Deemer Dana LLP

Dublin, Georgia
March 29, 2018